UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2021

SILVERSUN TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50302	16-1633636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Eagle Rock Ave

East Hanover, NJ 07936

(Address of Principal Executive Offices)

(973) 396-1720

Registrant’s telephone number, including area code

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	SSNT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 10, 2021 (the “Effective Date”), SWK Technologies, Inc. (“SWK”), a wholly-owned subsidiary of SilverSun Technologies, Inc., entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) with Net@Work, Inc. (“NAW”) pursuant to which NAW acquired from SWK certain assets (the “Acquired Assets”) related to the component of SWK’s business devoted to selling and supporting the Sage X3 software application published by Sage Software, Inc. for small and middle market companies in North America (the “Business”).

In consideration for the Acquired Assets, NAW paid SWK $250,000 in cash and entered into a Revenue Share Agreement (“RSA”) with SWK. Pursuant to the RSA, NAW agreed to pay to SWK, for limited periods of time ranging from 12 to 60 months, transitional compensation measured by reference to gross revenues or gross profits (as applicable) generated by NAW from its sales of products or services after the Effective Date to customers of the Business. In consideration for such transitional compensation, SWK agreed to assist NAW for a period of time after the Effective Date with such transitional services as may be reasonably requested by NAW and reasonably acceptable to SWK or otherwise required for the operation of the Business, including (a) implementing a smooth and orderly transfer of the Business and the Acquired Assets from SWK to NAW, (b) making introductions to customers of the Business as and when requested by NAW, (c) familiarizing NAW with the files of each of the customers as may be reasonably required, and (d) acclimating NAW to the Business. The specific products and services giving rise to transitional compensation payments under the RSA include (i) annual maintenance renewals by customers, (ii) software, cross-sell software and migration software sales to customers, (iii) consulting services performed for customers, (iv) annual managed services contracts sold to customers, (v) hosting contracts sold to customers, (vi) e-commerce projects sold to customers, and (vii) new customer referrals.

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2021, the Company and Mark Meller, the Company’s Chief Executive Officer, executed an amendment to Mr. Meller’s employment agreement to extend his term of employment through September 14, 2028. Other than the foregoing extension, the terms of Mr. Meller’s employment agreement remain unchanged. Prior thereto, the Board of Directors of the Company approved the foregoing change to Mr. Meller’s employment agreement.

Item 8.01 Other Events.

On November 9, 2021, the Company issued a press release announcing the Company’s third quarter 2021 results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Asset Purchase Agreement, dated November 10, 2021, by and between SWK Technologies, Inc., and Net@Work, Inc.
10.2*	First Amendment to Amended and Restated Employment Agreement between Mark Meller and SilverSun Technologies, Inc., dated November 11, 2021
99.1*	Press Release dated November 9, 2021

*Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERSUN TECHNOLOGIES, INC.

Date: November 12, 2021	By:	/s/ Joseph P. Macaluso
Joseph P. Macaluso
Principal Financial Officer